UNITED STATES OF AMERICA
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                    FORM 8-K/A



                 Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934



        Date of Report (Date of earliest event reported)  February 9,  1999
                                                          -----------------
                                    (July 6, 1998)
                                    --------------


                              COMTEC INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)



    New Mexico                     0-12116                     75-2456757
    ----------                     -------                     ----------
 (State or other                 (Commission                  (IRS Employer
  Jurisdiction                   File Number)               Identification No.)
Of Incorporation)

9350 East Arapahoe Road, Suite 340, Englewood, Co.                80112
--------------------------------------------------                -----
    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 662-8373



                        This Document consists of 64 pages

Item 2:

Acquisition of Assets from Centennial Communications Corp. (Supplemental Disclosure)

The acquisition of divisional segment assets from Centennial Communications Corp. was reported in Item 2 of Form 8K's dated December 26, 1997, and September 3, 1998, which filings are hereby amended to include the Financial Statements, Pro Forma Supplementary Information and Exhibits required by Item 7 of Form 8K.

The Company and Centennial Communications Corp., a Delaware Corporation, initially entered into a letter of intent dated as of October 8, 1997, and a formal agreement was entered into on December 4, 1997, between American Wireless Network, Inc., a Colorado Corporation, and Centennial Communications Corp. (the "Agreement") whereby the American Wireless Network, Inc. acquired management control on December 5, 1997 of all SMR assets and SMR licenses owned by Centennial Communications Corp. together with all SMR related business limited to and located in the following USA metropolitan trade areas: Birmingham, Alabama; Knoxville, Memphis, and Nashville, Tennessee; Oklahoma City and Tulsa, Oklahoma; and New Orleans, Louisiana. The assets acquired by the agreement include SMR licenses issued by the Federal Communications Commission ("FCC"), radio equipment and antennas, tower site leases and the customer base of Centennial Communications Corp. in the seven acquired markets. The transaction was closed and title to all assets transferred to American Wireless Network, Inc. on July 6, 1998.

Item 7:

Pro Forma Information, Financial Statements and Exhibits

The following Financial Statements, Pro Forma Supplemental Information and Exhibits are filed as a part of this Amended Report on Form 8K/A.

7(a)     Financial statements of the divisional segment acquired,  prepared pursuant to Rule 3-05 of Regulation S-X and provided to ComTec International, Inc. by Centennial Communications Corp.:

Audited Financial Statements of Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas ( a division of Centennial Communications Corporation dba SMR Direct)

PAGE 5.     Report of Independent Auditors as of October 31, 1997

PAGE 6. Centennial Communication Corp. (dba SMR Direct) Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas - Balance Sheet (October 31, 1997)

PAGE 7. Centennial Communication Corp. (dba SMR Direct) Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas - Statement of Operations for the Ten Months Ended (October 31, 1997)

PAGE 8. Centennial Communications Corp. (dba SMR Direct) Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City, and Tulsa Major Trading Areas - Statement of Stockholder's Equity for the Ten Months Ended (October 31, 1997)

PAGE 9. Centennial Communication Corp. (dba SMR Direct) Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas Statement of Cash Flows for the Ten Months Ended (October 31, 1997)

PAGE 10-17. Centennial Communication Corp. (dba SMR Direct) Birmingham,
            Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas - Notes to Financial Statements (October 31, 1997)

PAGE 18.    Report of Independent Auditors as of December 31, 1996

PAGE 19. Centennial Communication Corp. (dba SMR Direct) Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas - Balance Sheet (December 31, 1996)

PAGE 20. Centennial Communication Corp. (dba SMR Direct) Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas - Statement of Operations for the Period from Inception (August 21, 1996 to December 31, 1996)

PAGE 21. Centennial Communication Corp. (dba SMR Direct) Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas - Statement of Cash Flows for the Period from Inception (August 21, 1996 to December 31, 1996)

PAGE 22-29. Centennial Communication Corp. (dba SMR Direct) Birmingham,
            Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas - Notes to Financial Statements (December 31, 1996)

7(b)     Pro Forma Supplemental Information required pursuant to Article 11 of
Regulation S-X:

ComTec International, Inc. and Subsidiaries and Divisional Segment of Centennial Communications Corp. Management's Unaudited Pro Forma Supplemental Information (June 30, 1997 and September 30, 1997)

PAGE 30. Management's Compilation Report - Unaudited Pro Forma Supplemental Information (June 30 and September 30, 1997)

PAGE 31. ComTec International, Inc. and Subsidiaries and Divisional Segment of Centennial Communications Corp. - Management's Consolidated Proforma Balance Sheets (June 30, 1997)

PAGE 32. ComTec International, Inc. and Subsidiaries and Divisional Segment of Centennial Communications Corp. - Management's Consolidated Proforma Statements of Operations for years ended as indicated.

PAGE 33. ComTec International, Inc. and Subsidiaries and Divisional Segment of Centennial Communications Corp. - Management's Consolidated Proforma Balance Sheets (September 30, 1997)

PAGE 34. ComTec International, Inc. and Subsidiaries and Divisional Segment of Centennial Communications Corp. - Management's Consolidated Proforma Statements of Operations for three months ended as indicated.

PAGE 35-36. ComTec International, Inc. and Subsidiaries and Divisional Segment
            of Centennial Communications Corp. - Management's Notes to Unaudited Proforma Statements of Operations (June 30 and September 30, 1997)

7( c) Exhibits pursuant to the provisions of Item 601 of Regulation S-K and Items 2 and 7 of Form 8K

ASSET PURCHASE AGREEMENT dated December 4, 1997, between American Wireless Network, Inc. a subsidiary of ComTec International, Inc. (Buyers) and Centennial Communications Corp. and SMR Direct, Inc. (Seller)

CLOSING CONDITION CERTIFICATE dated July 6, 1998 - SMR Direct, USA, Inc.

CLOSING CONDITION CERTIFICATE dated July 6, 1998 - American Wireless Network,
Inc.

BILL OF SALE dated July 6, 1998 - Centennial Communications Corp.

ASSIGNMENT AND ASSUMPTION OF SUBSCRIBER AGREEMENTS dated July 6, 1998

ASSIGNMENT AND ASSUMPTION OF STATIONS dated July 6, 1998

ASSIGNMENT AND ASSUMPTION OF SITE LICENSES dated July 6, 1998


                                 SIGNATURES

                                                   ComTec International, Inc.
                                                   --------------------------
                                                   (Registrant)

Date:   February 9, 1999

                    s/s Gordon Dihle
                    ________________________________________
                    Gordon Dihle - Authorized Officer, CFO
                    and Treasurer.

                               GRABAU & COMPANY
                         Certified Public Accountants
                          A PROFESSIONAL CORPORATION
                303 East 17th Ave., Suite 700, Denver, CO 80203
                                 (303) 861-0434
                               FAX (303) 863-1296

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
ComTec International, Inc.
Englewood, Colorado

We have audited the accompanying balance sheet of Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas (a division of Centennial Communications Corporation dba SMR Direct) as of October 31, 1997, and the related statement of operations, stockholder's equity and cash flows for the ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas (a division of Centennial Communications Corporation dba SMR Direct) as of October 31, 1997 and the results of its operations and its cash flows for the ten months then ended, in conformity with generally accepted accounting principles.

Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas is an aggregation of seven divisions of Centennial Communications Corporation dba SMR Direct. These divisions own a license within the geographical areas described to deliver specialized mobile radio.
Centennial Communications Corporation dba SMR Direct provides certain administrative charges to the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas. See Note 6 for further description of related party transactions.


s/Grabau & Company, PC

Grabau & Company, PC
Denver, Colorado
July 14, 1998

                                        G&C
                            Excellence in a timely manner

               CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
            BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
                OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                               BALANCE SHEET
                              OCTOBER 31, 1997



                                   ASSETS
                                   ------

                                                                   October 31,
                                                                         1997
                                                                   -----------
PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $251,938                                         $ 1,944,386

SMR LICENSES, net of accumulated amortization of $42,553             1,502,168
                                                                   -----------

       Total assets                                                $ 3,446,554
                                                                   ===========


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                ----------------------------------------------

CURRENT LIABILITIES:

Accrued liabilities                                                $    27,113
Due to parent                                                        3,348,205
Current portion of capital leases payable (Note 4)                     133,991
                                                                   -----------

       Total current liabilities                                     3,509,309

CAPITAL LEASES PAYABLE (Note 4)                                        489,279
SPECTRUM LICENSE DEBT (Note 4)                                       1,390,706
                                                                   -----------

       Total Liabilities                                             5,389,294

STOCKHOLDERS' EQUITY (DEFICIT):

     Accumulated deficit                                            (1,942,740)
                                                                   -----------

       Total Stockholders' equity (deficit)                         (1,942,740)
                                                                   -----------

       Total liabilities and stockholders' equity (deficit)        $ 3,446,554
                                                                   ===========






           The accompanying notes to the financial statements are an integral part of this balance sheet.

               CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
            BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
                 OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                           STATEMENT OF OPERATIONS
                          FOR THE TEN MONTHS ENDED
                              OCTOBER 31, 1997


                                                                  For the ten
                                                                 months ended
                                                             October 31, 1997
                                                             ----------------
REVENUE:
     Radio service revenue                                   $        207,037
     Equipment sales                                                   31,573
     Activation and other                                              94,534
                                                             ----------------

                                                                      333,144

COSTS AND EXPENSES RELATED TO REVENUE:
     Network and site expense                                         260,771
     Cost of equipment sold                                            37,700
     Maintenance and other                                             61,289
                                                             ----------------

                                                                      359,760
                                                             ----------------

GROSS PROFIT                                                          (26,616)

OPERATING COSTS AND EXPENSES:
     Allocated administrative expenses                              1,103,978
     Depreciation and amortization                                    233,360
                                                             ----------------

                                                                    1,337,338
                                                             ----------------

OPERATING LOSS                                                     (1,363,954)

INTEREST EXPENSE                                                      (65,729)
                                                             ----------------

NET LOSS                                                     $     (1,429,683)
                                                             ================










           The accompanying notes to the financial statements are an integral part of this statement of operations.


               CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
            BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
                 OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                      STATEMENT OF STOCKHOLDER'S EQUITY
                           FOR THE TEN MONTHS ENDED
                              OCTOBER 31, 1997








ACCUMULATED DEFICIT, JANUARY 1, 1997                           $     (513,057)

NET LOSS                                                           (1,429,683)
                                                               --------------

ACCUMULATED DEFICIT, OCTOBER 31, 1997                          $   (1,942,740)
                                                               ==============





























           The accompanying notes to the financial statements are an integral part of this statement of stockholder's equity.

                                                                          8

               CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
            BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
                 OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                           STATEMENT OF CASH FLOWS
                          FOR THE TEN MONTHS ENDED
                               OCTOBER 31, 1997

                                                                  For the ten
                                                                 months ended
                                                             October 31, 1997
                                                             ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                     $     (1,429,683)
Adjustments to reconcile net loss to net
cash used in operating activities
     Depreciation and amortization                                    233,362
     Changes in operating assets and liabilities-
     Increase(decrease) in accounts payable - parent                1,169,526
     Increase(decrease) in accrued liabilities                         26,795
                                                             ----------------

     Net cash provided by (used in) operating
     Activities                                                             -
                                                             ----------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                     -

CASH AND CASH EQUIVALENTS, beginning of period                              -
                                                             ----------------

CASH AND CASH EQUIVALENTS, end of period                     $              -
                                                             ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

Supplemental schedule of non-cash investing and financing activities


     Income taxes paid                                      $               -
                                                            =================

     Interest paid                                          $          65,729
                                                            =================

     Equipment acquired through capital lease               $         151,848
                                                            =================

     Equipment contributed by parent                        $         675,236
                                                            =================

     Principal payments on capital leases made by parent    $          99,490
                                                            =================




           The accompanying notes to the financial statements are an integral part of this statement of cash flows.

                                                                          9

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997

NOTE 1.     ORGANIZATION AND OWNERSHIP
-------     --------------------------

Centennial Communications Corp. (dba SMR Direct) (the "Company") is a Delaware corporation engaged in the acquisition, development and operation of specialized mobile radio ("SMR") and other low-cost, wireless communications networks, the sale of communications services using those networks, and the sale and servicing of related accessories and equipment in the United States and in certain countries of Latin America. The accompanying consolidated financial statements include the operations of the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa major trading areas ("MTAs"). The Company has acquired SMR licenses through direct applications to governments and through acquisitions of interest in other entities (all of which are wholly owned) that have been granted or have applied for SMR licenses.

     Sale of U.S. Operations (Unaudited)
     -----------------------------------
The Company commenced significant operations during 1996. The Company's business model is subject to significant modification to address rapid change in telecommunications technology and newly emerging marketplaces which the Company believes offer significant opportunity. Reflecting such circumstances, in August 1997, the Company's Board of Directors reached the conclusion that the Company's wireless communications investment opportunities in Latin America and other emerging markets were more attractive than its opportunities in the United States SMR operations and related assets (the "U.S. Operations") and focus the Company's ongoing efforts solely in Latin America and other emerging markets (See Note 7).

NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------     ------------------------------------------

     Basis of Presentation
     ---------------------
The consolidated financial statements include the accounts of the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa major trading areas of Centennial Communications Corp.. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Property and Equipment
     ----------------------
Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method over the useful lives of the respective assets (See Note 3).

Direct costs associated with the construction of SMR networks are capitalized and amortized over the system's expected useful life upon placing the system in service. Such costs include amounts incurred in securing tower sites, site preparation, procurement, and installation of infrastructure, and equipment costs.

                                                                          10

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997


NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
-------     -----------------------------------------------------

     Property and Equipment, continued
     ---------------------------------
Also included in property and equipment are radios owned by the Company which are leased to the Company's subscribers under operating lease agreements. The Company retains title to these radios as part of the subscriber agreement and depreciates the radios over five years. Upon termination of service, the subscribers are required to return the radios to the Company. Certain subscribers desire to own their radios. The cost or depreciated net book value of radios sold to such subscribers is recorded as a charge to cost of goods sold at the time of sale.

     Advertising
     -----------
The Company expenses advertising costs as they are incurred and advertising communication costs the first time the advertising takes place.

     SMR Licenses
     ------------
The fair market value of licenses obtained are capitalized and amortized using the straight-line method over 40 years upon commencement of service (See Note
4).

     Income Taxes
     ------------
The Company has filed a consolidated income tax return with Centennial Communications Corp. (dba SMR Direct). As such, the Company records income tax assets, liabilities, benefits and expenses in accordance with direction from Centennial Communications Corp. (dba SMR Direct). At December 31, 1996, and for the period then ended, Centennial Communications Corp. (dba SMR Direct) has not recorded any income tax assets, liabilities, benefits and expenses on the books of the Company.

     Use of Estimates
     ----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                                          11

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997


NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
-------     -----------------------------------------------------

     Long-lived Assets
     -----------------
Effective January 1, 1996, the Company adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of". Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

     New Accounting Standards
     ------------------------
In March 1997, the FASB issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings per Share", which supersedes Accounting Principles Board Opinion No. 15 ("APB No. 15"). SFAS No. 128 is effective for annual and interim periods ending after December 15, 1997 and simplifies the computation of earnings per share by replacing the presentation of primary earnings per share with a presentation of basic earnings per share. SFAS No. 128 requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. The Company does not believe that its loss per share calculations will be materially affected as a result of adopting SFAS No. 128 in 1997.

In March 1997, the FASB issued Statement of Financial Accounting Standards No. 129 ("SFAS No. 129"), "Disclosure of Information about Capital Structure." SFAS No. 129 is effective for interim and annual periods ending after December 15, 1997 and expands the number of companies subject to the capital structure reporting requirements of APB No. 15. SFAS No. 129 requires only additional disclosures and will not have any material effect on the Company's reported consolidated financial position or results of operations.

                                                                          12

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997



Note 3.     PROPERTY AND EQUIPMENT
-------     ----------------------

The composition of property and equipment follows:

Network infrastructure                                 $     1,553,072
Radios                                                         643,252
                                                       ---------------

                                                             2,196,324

Accumulated depreciation                                      (251,938)
                                                       ---------------

Property and equipment, net                            $     1,944,386
                                                       ===============

The Company leases network infrastructure equipment under capital leases. As of December 31, 1996 the book value of such equipment was approximately $1.6 million, net of accumulated depreciation of approximately $145,000 (See Notes 4 and 7).

The Company depreciates infrastructure over ten years and radios over five years.

Depreciation expense was $203,679 for the period ended December 31, 1996.

In August 1997, the Company decided to sell certain property and equipment related to the U.S. operations (See Note 7).

NOTE 4.     SPECTRUM LICENSE DEBT AND CAPITAL LEASES PAYABLE
-------     ------------------------------------------------

In July through October 1996, the Company secured approximately $608,000 in fixed equipment infrastructure financing from E.F. Johnson, a leading equipment manufacturer, for use in constructing its Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa MTAs. Total principal outstanding on this vendor financing was approximately $571,000 at December 31, 1996. In addition, in February 1997, the Company secured an additional $152,000 in fixed equipment infrastructure from E.F. Johnson to construct network facilities at additional site locations in those major trading areas. The terms of this financing required that the Company pay 30% of the cost of the equipment at the time of purchase with the balance of the purchase price payable monthly over a five year period and bearing interest at a rate of 12% per annum. Purchases made under this financing arrangement were classified as capital leases payable (See Note 7).


                                                                          13

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997


NOTE 4.     SPECTRUM LICENSE DEBT AND CAPITAL LEASES PAYABLE, continued
-------     -----------------------------------------------------------

In April 1996, the Company acquired a total of 430 channels through the Federal Communications Commission's ("FCC") 900 MHz spectrum auction, of which 160 channels related to the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City, and Tulsa MTAs. The purchase price for the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa MTAs totaled $1.5 million. In connection with such auction, the Company qualified for "small business" status under the FCC's regulations which allowed the Company to (i) make a 10% down payment; (ii) receive a 15% bidding credit against its spectrum purchase price; and (iii) receive United States government financing at 7% per annum on the balance of the purchase price to be paid by the Company over a 10-year period. The contractual principal amount on this debt totals approximately $1.4 million as of December 31, 1996. The note provides for interest payments only in the first five years and quarterly principal and interest payments thereafter.

Notes and capital leases payable consist of the following at October 31, 1997:

Capital lease, payable in monthly principal and interest
     payments of $13,526, for 60 months beginning on
     various dates from July 1, 1996 through March 31,
     1997, effective interest rate of 12%, secured by
     infrastructure equipment                            $     623,270

Notes payable for purchase of SMR license, quarterly
     payments of $24,337 are interest-only (at the
     stated rate) for first five years after which
     quarterly payments of $83,013 include principal
     and interest for remaining five years, interest
     rate of 7%, secured by related SMR licenses             1,390,706
                                                         -------------

                                                             2,013,976

     Less-Current portion                                     (133,991)
                                                         -------------

                                                         $   1,879,985
                                                         =============

                                                                          14

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997


NOTE 4.     SPECTRUM LICENSE DEBT AND CAPITAL LEASES PAYABLE, continued
-------     -----------------------------------------------------------

Contractual maturities of debt outstanding and capital leases at October 31, 1997, are as follows for the years ended December 31:

                                                               Capital
                                                  Debt          Leases
                                              -----------   ----------

1997                                          $         -   $   33,806
1998                                                    -      202,836
1999                                                    -      202,836
2000                                                    -      202,836
2001                                               58,676      136,726
Thereafter                                      1,332,030            -
                                              -----------   ----------

                                                1,390,706      779,040

Less imputed interest                                   -     (155,770)
                                              -----------   ----------

                                              $ 1,390,706   $  623,270
                                              ===========   ==========





Further, the terms of the Company 's debt with the FCC contain provisions which require the Company to seek the FCC's permission to enter into certain transactions, including those which would result in a change in the Company's controlling stockholders.


NOTE 5.     COMMITMENTS AND CONTINGENCIES
-------     -----------------------------

     Recoverability of Licenses
     --------------------------
The terms of the Company's SMR license agreements contain provisions whereby the Company must achieve certain levels of subscriber load and network build out. If such commitments are not met, the Company could be subject to the revocation of the applicable licenses.

                                                                         15

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997



NOTE 5.     COMMITMENTS AND CONTINGENCIES, continued
-------     ----------------------------------------

     Recoverability of Licenses, continued
     -------------------------------------
Compliance with the terms of SMR and other wireless communications licenses and certain regulatory requirements, such as construction deadlines and minimum subscriber requirements, can be difficult to meet. In addition, there can be no assurance that in the future all regulatory requirements will be met or that the Company will not lose any applicable licenses as a result of its failure to meet such requirements.

Further, the terms of the Company's debt with the FCC contain provisions which require the Company to seek the FCC's permission to enter into certain transactions, including those which would result in a change in the Company's controlling stockholders.


     Lease Commitments
     -----------------
The Company leases certain office facilities and transmission sites under operating leases. Lease terms for office facilities range from one to five years. Lease terms for transmission sites on building range from one to five years, with varying renewal terms. Future minimum rental payments for the years ended December 31 for such office facilities and antenna site leases are as follows as of October 31, 1997:

           1997                                           $     23,887
           1998                                                143,322
           1999                                                143,322
           2000                                                143,322
           2001                                                143,322
           Thereafter                                                -
                                                          ------------

                                                          $    597,175
                                                          ============




Rent expense was $253,805 for the period ended October 31, 1997.

                                                                          16

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
         BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                     NOTES TO FINANCIAL STATEMENTS
                           OCTOBER 31, 1997



NOTE 6     RELATED PARTY TRANSACTIONS
------     --------------------------

Centennial Communications Corporation dba SMR Direct provided all of the administrative expenses to the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading areas. The allocated administrative expenses totaled $1,103,978 for the ten months ended October 31, 1997.


NOTE 7.     SUBSEQUENT EVENTS (Unaudited)
-------     -----------------------------

In August 1997, the Company's Board of Directors made a strategic decision to sell the U.S. Operations and instructed management to seek purchasers for these operations, consisting of licenses and related assets and liabilities in twenty major trading areas. As of December 10, 1997, the Company has executed the sale of licenses and related assets and liabilities in twelve maker trading areas and has entered into two letters of intent with potential purchasers to sell substantially all of the remaining licenses and assets and liabilities related to the U.S. operations, primarily the Company's SMR licenses in each of the eight remaining United States major trading areas in which it had U.S. operations. The executed sales contracts and letters of intent generally provide that the consideration for the assets will consist of some combination of cash, promissory notes, and the assumption of the FCC debt(See Note 4). The proposed purchases are subject to significant contingencies, primarily related to the approval by the FCC of such assumption of debt, including the qualifications by the proposed purchaser as a small or very small business, as defined by the FCC. If such purchasers do not so qualify, some or all of the bidding credit received by the Company at the time it was awarded the SMR licenses by the FCC, will be required to be repaid by the purchaser or the Company to the FCC. Until the contingencies related to the FCC can be resolved, the Company intends to transfer a majority of the risks and rewards of the U.S. Operations to the purchasers by way of management agreements. However, the transaction will not be recognized as a sale until substantially all of the risks, rewards of ownership and full control of such licenses and the related assets and liabilities are transferred to the purchasers.


                                                                          17

                            GRABAU & COMPANY
                       Certified Public Accountants
                        A PROFESSIONAL CORPORATION
              303 East 17th Ave., Suite 700, Denver, CO 80203
                             (303) 861-0434
                            FAX (303) 863-1296

                   REPORT OF INDEPENDENT AUDITORS

Board of Directors
ComTec International, Inc.
Englewood, Colorado

We have audited the accompanying balance sheet of Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas (a division of Centennial Communications Corporation dba SMR Direct) as of December 31, 1996, and the related statement of operations and cash flows from August 21, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas (a division of Centennial Communications Corporation dba SMR Direct) as of December 31, 1996 and the results of its operations and its cash flows for the period from August 21, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas is an aggregation of seven divisions of Centennial Communications Corporation dba SMR Direct. These divisions own a license within the geographical areas described to deliver specialized mobile radio. Centennial Communications Corporation dba SMR Direct provides certain administrative charges to the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading Areas. See Note 6 for further description of related party transactions.

s/Grabau & Company, PC

Grabau & Company, PC
Denver, Colorado
July 14, 1998

                                       G&C
                          Excellence in a timely manner

                                                                          18


               CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
            BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
                 OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                               BALANCE SHEET
                             DECEMBER 31, 1996



                                   ASSETS
                                   ------
                                                                  December 31,
                                                                          1996
                                                                  ------------
PROPERTY AND EQUIPMENT,
  net of accumulated depreciation of $48,256                      $  1,320,984

SMR LICENSES, net of accumulated amortization of $12,872             1,531,848
                                                                  ------------

       Total assets                                               $  2,852,832
                                                                  ============


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                ----------------------------------------------

CURRENT LIABILITIES:

Accrued liabilities                                               $        318
Due to parent                                                        1,403,953
Current portion of capital leases payable (Note 4)                      98,151
                                                                 -------------

       Total current liabilities                                     1,502,422

CAPITAL LEASES PAYABLE (Note 4)                                        472,761
SPECTRUM LICENSE DEBT (Note 4)                                       1,390,706
                                                                --------------

       Total Liabilities                                             3,365,889

STOCKHOLDERS' EQUITY (DEFICIT):
     Accumulated deficit                                              (513,057)
                                                                --------------

       Total Stockholders' equity (deficit)                           (513,057)
                                                                --------------

       Total liabilities and stockholders' equity (deficit)     $    2,852,832
                                                                ==============






           The accompanying notes to the financial statements are an
                      integral part of this balance sheet.


               CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
            BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
                 OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                          STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM INCEPTION (AUGUST 21,1996)
                            TO DECEMBER 31, 1996
                                                                    Inception
                                                            (August 21, 1996)
                                                                      through
                                                                 December 31,
                                                                         1996
                                                            -----------------
REVENUE:
     Radio service revenue                                  $           3,548
     Equipment sales                                                    3,035
     Activation and other                                               2,482
                                                            -----------------

                                                                        9,065

COSTS AND EXPENSES RELATED TO REVENUE:
     Network and site expense                                          81,255
     Cost of equipment sold                                             2,193
     Maintenance and other                                              7,616
                                                            -----------------

                                                                       91,064
                                                            -----------------

GROSS PROFIT                                                          (81,999)

OPERATING COSTS AND EXPENSES:
     Allocated administrative expenses                                339,122
     Depreciation and amortization                                     61,128
                                                            -----------------

                                                                      400,250
                                                            -----------------

OPERATING LOSS                                                       (482,249)

INTEREST EXPENSE                                                      (30,808)
                                                            -----------------

NET LOSS                                                    $        (513,057)
                                                            =================










           The accompanying notes to the financial statements are an integral part of this statement of operations.


               CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
             BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
                  OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                           STATEMENT OF CASH FLOWS
                 FOR THE PERIOD FROM INCEPTION (AUGUST 21,1996)
                             TO DECEMBER 31, 1996
                                                                    Inception
                                                            (August 21, 1996)
                                                                      through
                                                                 December 31,
                                                                         1996
                                                            -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                    $        (513,057)
Adjustments to reconcile net loss to
net cash used in operating activities
     Depreciation and amortization                                     61,128
     Changes in operating assets and liabilities-
     Increase(decrease) in accounts payable - parent                  451,611
     Increase(decrease) in accrued liabilities                            318
                                                            -----------------

     Net cash provided by (used in) operating
     Activities                                                             -
                                                            -----------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                     -

CASH AND CASH EQUIVALENTS, beginning of period                              -
                                                            -----------------

CASH AND CASH EQUIVALENTS, end of period                    $               -
                                                            =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

Supplemental schedule of non-cash investing and financing activities

     Income taxes paid                                      $               -
                                                            =================

     Interest paid                                          $          30,808
                                                            =================

     Equipment acquired through capital lease               $         608,045
                                                            =================

     Equipment contributed by parent                        $         761,195
                                                            =================

     Acquisition of SMR licenses in exchange for debt       $       1,544,720
                                                            =================

     Principal payments on capital leases made by parent    $          37,133
                                                            =================

           The accompanying notes to the financial statements are an integral part of the statement of cash flows.

                                                                          21

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


NOTE 1.     ORGANIZATION AND OWNERSHIP
-------     --------------------------

Centennial Communications Corp. (dba SMR Direct) (the "Company") is a Delaware corporation engaged in the acquisition, development and operation of specialized mobile radio ("SMR") and other low-cost, wireless communications networks, the sale of communications services using those networks, and the sale and servicing of related accessories and equipment in the United States and in certain countries of Latin America. The accompanying consolidated financial statements include the operations of the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa major trading areas ("MTAs"). The Company has acquired SMR licenses through direct applications to governments and through acquisitions of interest in other entities (all of which are wholly owned) that have been granted or have applied for SMR licenses.

     Sale of U.S. Operations (Unaudited)
     -----------------------------------
The Company commenced significant operations during 1996. The Company's business model is subject to significant modification to address rapid change in telecommunications technology and newly emerging marketplaces which the Company believes offer significant opportunity. Reflecting such circumstances, in August 1997, the Company's Board of Directors reached the conclusion that the Company's wireless communications investment opportunities in Latin America and other emerging markets were more attractive than its opportunities in the United States SMR operations and related assets (the "U.S. Operations") and focus the Company's ongoing efforts solely in Latin America and other emerging markets (See Note 7).

NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------     ------------------------------------------

     Basis of Presentation
     ---------------------
The consolidated financial statements include the accounts of the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa major trading areas of Centennial Communications Corp.. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Property and Equipment
     ----------------------
Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method over the useful lives of the respective assets (See Note 3).

Direct costs associated with the construction of SMR networks are capitalized and amortized over the system's expected useful life upon placing the system in service. Such costs include amounts incurred in securing tower sites, site preparation, procurement, and installation of infrastructure, and equipment costs.

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
-------     -----------------------------------------------------

     Property and Equipment, continued
     ---------------------------------
Also included in property and equipment are radios owned by the Company which are leased to the Company's subscribers under operating lease agreements. The Company retains title to these radios as part of the subscriber agreement and depreciates the radios over five years. Upon termination of service, the subscribers are required to return the radios to the Company. Certain subscribers desire to own their radios. The cost or depreciated net book value of radios sold to such subscribers is recorded as a charge to cost of goods sold at the time of sale.

     Advertising
     -----------
The Company expenses advertising costs as they are incurred and advertising communication costs the first time the advertising takes place.

     SMR Licenses
     ------------
The fair market value of licenses obtained are capitalized and amortized using the straight-line method over 40 years upon commencement of service (See Note
4).

     Income Taxes
     ------------
The Company has filed a consolidated income tax return with Centennial Communications Corp. (dba SMR Direct). As such, the Company records income tax assets, liabilities, benefits and expenses in accordance with direction from Centennial Communications Corp. (dba SMR Direct). At December 31, 1996, and for the period then ended, Centennial Communications Corp. (dba SMR Direct) has not recorded any income tax assets, liabilities, benefits and expenses on the books of the Company.

     Use of Estimates
     ----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
-------     -----------------------------------------------------

     Long-lived Assets
     -----------------
Effective January 1, 1996, the Company adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of". Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

     New Accounting Standards
     ------------------------
In March 1997, the FASB issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings per Share", which supersedes Accounting Principles Board Opinion No. 15 ("APB No. 15"). SFAS No. 128 is effective for annual and interim periods ending after December 15, 1997 and simplifies the computation of earnings per share by replacing the presentation of primary earnings per share with a presentation of basic earnings per share. SFAS No. 128 requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. The Company does not believe that its loss per share calculations will be materially affected as a result of adopting SFAS No. 128 in 1997.

In March 1997, the FASB issued Statement of Financial Accounting Standards
No. 129 ("SFAS No. 129"), "Disclosure of Information about Capital Structure." SFAS No. 129 is effective for interim and annual periods ending after December 15, 1997 and expands the number of companies subject to the capital structure reporting requirements of APB No. 15. SFAS No. 129 requires only additional disclosures and will not have any material effect on the Company's reported consolidated financial position or results of operations.

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


Note 3.     PROPERTY AND EQUIPMENT
-------     ----------------------

The composition of property and equipment follows:

Network infrastructure                                 $     1,256,285
Radios                                                         112,955
                                                       ---------------

                                                             1,369,240

Accumulated depreciation                                       (48,256)
                                                       ---------------

Property and equipment, net                            $     1,320,984
                                                       ===============

The Company leases network infrastructure equipment under capital leases. As of December 31, 1996 the book value of such equipment was approximately $1.3 million, net of accumulated depreciation of approximately $39,000 (See Notes 4 and 7).

The Company depreciates infrastructure over ten years and radios over five years.

Depreciation expense was $48,256 for the period ended December 31, 1996.

In August 1997, the Company decided to sell certain property and equipment related to the U.S. operations (See Note 7).

NOTE 4.     SPECTRUM LICENSE DEBT AND CAPITAL LEASES PAYABLE
-------     ------------------------------------------------

In July through October 1996, the Company secured approximately $608,000 in fixed equipment infrastructure financing from E.F. Johnson, a leading equipment manufacturer, for use in constructing its Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa MTAs. Total principal outstanding on this vendor financing was approximately $571,000 at December 31, 1996. In addition, in February 1997, the Company secured an additional $152,000 in fixed equipment infrastructure from E.F. Johnson to construct network facilities at additional site locations in those major trading areas. The terms of this financing required that the Company pay 30% of the cost of the equipment at the time of purchase with the balance of the purchase price payable monthly over a five year period and bearing interest at a rate of 12% per annum. Purchases made under this financing arrangement were classified as capital leases payable (See Note 7).

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


NOTE 4.     SPECTRUM LICENSE DEBT AND CAPITAL LEASES PAYABLE, continued
-------     -----------------------------------------------------------

In April 1996, the Company acquired a total of 430 channels through the Federal Communications Commission's ("FCC") 900 MHz spectrum auction, of which 160 channels related to the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City, and Tulsa MTAs. The purchase price for the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa MTAs totaled $1.5 million. In connection with such auction, the Company qualified for "small business" status under the FCC's regulations which allowed the Company to (i) make a 10% down payment; (ii) receive a 15% bidding credit against its spectrum purchase price; and (iii) receive United States government financing at 7% per annum on the balance of the purchase price to be paid by the Company over a 10-year period. The contractual principal amount on this debt totals approximately $1.4 million as of December 31, 1996. The note provides for interest payments only in the first five years and quarterly principal and interest payments thereafter.

Notes and capital leases payable consist of the following at December 31, 1996:

Capital lease, payable in monthly principal and interest
     payments of $13,526, for 60 months beginning on
     various dates from July 1, 1996 through September
     30, 1996, effective interest rate of 12%, secured
     by infrastructure equipment                         $     570,912

Notes payable for purchase of SMR license, quarterly
     payments of $24,337 are interest-only (at the
     stated rate) for first five years after which
     quarterly payments of $83,013 include principal
     and interest for remaining five years, interest
     rate of 7%, secured by related SMR licenses             1,390,706
                                                         -------------

                                                             1,961,618

     Less-Current portion                                      (98,151)
                                                         -------------

                                                         $   1,863,467
                                                         ==============

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


NOTE 4.     SPECTRUM LICENSE DEBT AND CAPITAL LEASES PAYABLE, continued
-------     -----------------------------------------------------------

Contractual maturities of debt outstanding and capital leases at December 31, 1996, are as follows:

                                                               Capital
                                                Debt            Leases
                                            ------------   -----------

1997                                        $          -   $   162,308
1998                                                   -       162,308
1999                                                   -       162,308
2000                                                   -       162,308
2001                                              58,676        96,182
Thereafter                                     1,332,030             -
                                            ------------   -----------

                                               1,390,706       745,414

Less imputed interest                                  -      (174,502)
                                            ------------   -----------

                                            $  1,390,706   $   570,912
                                            ============   ===========





Further, the terms of the Company 's debt with the FCC contain provisions which require the Company to seek the FCC's permission to enter into certain transactions, including those which would result in a change in the Company's controlling stockholders.


NOTE 5.     COMMITMENTS AND CONTINGENCIES
-------     -----------------------------

     Recoverability of Licenses
     --------------------------
The terms of the Company's SMR license agreements contain provisions whereby the Company must achieve certain levels of subscriber load and network build out. If such commitments are not met, the Company could be subject to the revocation of the applicable licenses.

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


NOTE 5.     COMMITMENTS AND CONTINGENCIES, continued
-------     ----------------------------------------

     Recoverability of Licenses, continued
     -------------------------------------
Compliance with the terms of SMR and other wireless communications licenses and certain regulatory requirements, such as construction deadlines and minimum subscriber requirements, can be difficult to meet. In addition, there can be no assurance that in the future all regulatory requirements will be met or that the Company will not lose any applicable licenses as a result of its failure to meet such requirements.

Further, the terms of the Company's debt with the FCC contain provisions which require the Company to seek the FCC's permission to enter into certain transactions, including those which would result in a change in the Company's controlling stockholders.


     Lease Commitments
     -----------------
The Company leases certain office facilities and transmission sites under operating leases. Lease terms for office facilities range from one to five years. Lease terms for transmission sites on building range from one to five years, with varying renewal terms. Future minimum rental payments for such office facilities and antenna site leases are as follows as of December 31, 1996:

           1997                                          $     130,608
           1998                                                130,608
           1999                                                130,608
           2000                                                130,608
           2001                                                130,608
           Thereafter
                                                         -------------

                                                         $     653,040
                                                         =============




Rent expense was $78,861 for the period ended December 31, 1996.

           CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT)
        BIRMINGHAM KNOXVILLE, MEMPHIS, NASHVILLE, NEW ORLEANS,
             OKLAHOMA CITY, AND TULSA MAJOR TRADING AREAS
                    NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996



NOTE 6.     RELATED PARTY TRANSACTIONS
-------     --------------------------

Centennial Communications Corporation dba SMR Direct provided all of the administrative expenses to the Birmingham, Knoxville, Memphis, Nashville, New Orleans, Oklahoma City and Tulsa Major Trading areas. The allocated administrative expenses totaled $339,122 for the period from August 21, 1996 (inception) to December 31, 1996.


NOTE 7.     SUBSEQUENT EVENTS (Unaudited)
-------     -----------------------------

In August 1997, the Company's Board of Directors made a strategic decision to sell the U.S. Operations and instructed management to seek purchasers for these operations, consisting of licenses and related assets and liabilities in twenty major trading areas. As of December 10, 1997, the Company has executed the sale of licenses and related assets and liabilities in twelve maker trading areas and has entered into two letters of intent with potential purchasers to sell substantially all of the remaining licenses and assets and liabilities related to the U.S. operations, primarily the Company's SMR licenses in each of the eight remaining United States major trading areas in which it had U.S. operations. The executed sales contracts and letters of intent generally provide that the consideration for the assets will consist of some combination of cash, promissory notes, and the assumption of the FCC debt (See Note 4). The proposed purchases are subject to significant contingencies, primarily related to the approval by the FCC of such assumption of debt, including the qualifications by the proposed purchaser as a small or very small business, as defined by the FCC. If such purchasers do not so qualify, some or all of the bidding credit received by the Company at the time it was awarded the SMR licenses by the FCC, will be required to be repaid by the purchaser or the Company to the FCC. Until the contingencies related to the FCC can be resolved, the Company intends to transfer a majority of the risks and rewards of the U.S. Operations to the purchasers by way of management agreements. However, the transaction will not be recognized as a sale until substantially all of the risks, rewards of ownership and full control of such licenses and the related assets and liabilities are transferred to the purchasers.

ComTec International, Inc. - Form 8K/A


ComTec International, Inc. and Subsidiaries and
Divisional Segment of Centennial Communications Corporation
Managements Unaudited Pro Forma Supplemental Information
June 30, 1997 and September 30, 1997


MANAGEMENT'S COMPILATION REPORT

Unaudited Pro Forma Supplemental Information


Management has prepared the accompanying balance sheets of ComTec International, Inc. and Subsidiaries and Divisional Segment of Centennial Communications Corporation as of September 30, 1997, the related statements of operations for the three months then ended, the balance sheet of Divisional Segment of Centennial Communications Corporation as of June 30, 1997 and the related statement of operations of Divisional Segment of Centennial Communications Corporation for the period August 21st, 1996 through June 30, 1997 without independent audit or review for purposes of facilitating the preparation of pro forma supplemental information required by Item 2 of Form 8K and Article 11 of Regulation S-X. These statements are shown in the first two columns on pages two through five.

Management has elected to omit substantially all of the disclosures and the statements of retained earnings and statements of cash flows required by generally accepted accounting principles. If the omitted disclosures and statements of retained earnings and statements of cash flows were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

The information included in the accompanying pro forma supplemental information, as shown in the third and fourth columns of pages two through five, is presented as a part of this Form 8K/A in order to comply with Item
2 of Form 8K and the Securities and Exchange Commission's accounting rule,
Article 11 of Regulation S-X, and should not be used for any other purpose. Such information has been prepared by management, without independent audit or review.

February 8, 1999

ComTec International, Inc. and Subsidiaries and
Divisional Segment of Centennial Communications Corporation
Consolidated Proforma Balance Sheets June 30, 1997
(See Management's Compilation Report)

                           (Compiled Historical Balances)      (Proforma Supplemental Information)
                       --------------------------------------  -----------------------------------
                              ComTec           Centennial                            Combined
                       International, Inc.  Communications                           Proforma
                              and             Corporation                          Consolidation
                          Subsidiaries     Divisional Segment     Proforma         Balance Sheet
                           30-Jun-97           30-Jun-97        Adjustments         30-Jun-97
                          -----------         -----------       ----------          -----------
                                                     ASSETS
Current Assets
Cash in Banks                 630,000                   -                               630,000
 (including restricted
   funds)
Accounts Receivable           127,100                   -                               127,100
 (less allowance for
   doubtful accounts)
Investment in Marketable
 Securities                   248,400                   -          (200,000)             48,400
                          -----------         -----------                           -----------
   Total Current Assets     1,005,500                   -          (200,000)            805,500
                          -----------         -----------       -----------         -----------
Property and Equipment        275,500           1,695,025                             1,970,525
 (net of depreciation)
SMR License Rights                              1,514,040                             1,514,040
 (net of amortization)
Other Assets                   40,000                   -                 -              40,000
                          -----------         -----------       -----------         -----------
     Total Assets           1,321,000           3,209,065          (200,000)          4,330,065
                          ===========         ===========       ===========         ===========

                                 LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIENCY)
Current Liabilities
  Current Portion of
    Capital Leases Payable          -             119,655                               119,655
    Convertible Debenture   1,000,000                                                 1,000,000
    Notes Payable             110,000                             1,001,000           1,111,000
    Accounts Payable          504,000                                                   504,000
    Accrued Liabilities       482,700              16,395         1,369,504           1,868,599
    Due to Parent                   -           2,570,504        (2,570,504)                  -
                          -----------         -----------       -----------           -----------
     Total Current
       Liabilities          2,096,700           2,706,554          (200,000)          4,603,254
                          -----------         -----------       -----------         -----------
Capital Leases Payable              -             482,672                               482,672
Spectrum License Debt               -           1,390,706                             1,390,706
                          -----------         -----------                           -----------
     Total Liabilities      2,096,700           4,579,932          (200,000)          6,476,632
                          -----------         -----------       -----------         -----------
Common Stock, .001 par         13,200                                                    13,200
 value authorized,
 100,000,000 issued
 13,194,751
Capital in excess of par    7,910,100                                                 7,910,100
Unrealized loss in
 marketable securities         (3,600)                                                   (3,600)
Deficit accumulated
 during the development
 stage                     (8,695,400)         (1,370,867)                -         (10,066,267)
                          -----------         -----------       -----------         -----------
     Shareholders
      (deficiency)           (775,700)         (1,370,867)                -          (2,146,567)
                          -----------         -----------       -----------         -----------
Total Liabilities and
 Shareholders (deficiency)  1,321,000           3,209,065          (200,000)          4,330,065
                          ===========         ===========       ===========         ===========

                                                                            31

ComTec International, Inc. and Subsidiaries and
Divisional Segment of Centennial Communications Corporation
Consolidated Proforma Statements of Operation for years ended as indicated
(See Management's Compilation Report)

                           (Compiled Historical Balances)      (Proforma Supplemental Information)
                       --------------------------------------  -----------------------------------
                             ComTec           Centennial                          Combined
                       International, Inc.  Communications                        Proforma
                              and             Corporation                       Consolidated
                          Subsidiaries     Divisional Segment    Proforma  Statement of Operations
                           30-Jun-97       8-21-96 to 6-30-97  Adjustments       30-Jun-97
                          -----------         -----------      ----------       -----------
Revenues:
  Radio Service Revenue             -             127,770               -           127,770
  Equipment Sales                   -              21,979               -            21,979
  Activation and other              -              59,202               -            59,202
                          -----------         -----------      ----------       -----------
     Total Revenues                 -             208,951               -           208,951
                          -----------         -----------      ----------       -----------
Costs and Expenses
 Related to Revenues
  Network and site expense          -             237,718               -           237,718
  Cost of equipment sold            -              24,813               -            24,813
  Maintenance and other             -              44,389               -            44,389
                          -----------         -----------      ----------       -----------
                                    -             306,920               -           306,920
                          -----------         -----------      ----------       -----------
Gross Profit                        -             (97,969)              -           (97,969)
                          -----------         -----------      ----------       -----------
Expenses:
  Selling, General and
   Administrative           1,538,200           1,202,653               -         2,740,853
  Compensation in the
   form of common stock     1,095,900                   -               -         1,095,900
                          -----------         -----------      ----------       -----------
Loss before other income
 (expense)                 (2,634,100)         (1,300,621)              -        (3,934,721)
                          -----------         -----------      ----------       -----------
Other Income (Expense)
  Interest and Dividends        6,300                   -               -             6,300
  Interest Paid               (96,600)            (70,245)              -          (166,845)
  Rental and Other             45,500                   -               -            45,500
  Prepaid Calling Card
   Services less revenue     (514,800)                  -               -          (514,800)
  Loss on investments,
    foreclosures and         (621,600)                  -               -          (621,600)
    disposal of assets
  Writedown of Intangible  (1,300,000)                  -               -        (1,300,000)
                          -----------         -----------      ----------       -----------
Total Other Income
 (Expense)                 (2,481,200)            (70,245)              -        (2,551,445)
                          -----------         -----------      ----------       -----------

Net Loss                   (5,115,300)         (1,370,867)              -        (6,486,167)
                          ===========         ===========      ==========       ===========

Per Share Data Based on
 Weighted Average Common
 Shares Outstanding         8,857,079              N/A            N/A             8,857,079

Loss per common share     $     (0.58)             N/A            N/A           $     (0.73)

                                                                                   32


ComTec International, Inc. and Subsidiaries and
Divisional Segment of Centennial Communications Corporation
Consolidated Proforma Balance Sheets -  September 30, 1997
(See Management's Compilation Report)

                           (Compiled Historical Balances)      (Proforma Supplemental Information)
                       --------------------------------------  -----------------------------------
                             ComTec           Centennial                             Combined
                       International, Inc.  Communications                           Proforma
                              and             Corporation                          Consolidation
                          Subsidiaries     Divisional Segment     Proforma         Balance Sheet
                           30-Sep-97           30-Sep-97        Adjustments         30-Sep-97
                          -----------         -----------       ----------          -----------
                                                   ASSETS
Current Assets
Cash in Banks (including
 restricted funds)            144,750                   -                               144,750
Accounts Receivable           158,018                   -                               158,018
 (less allowance for
 doubtful accounts)
Other Current Assets           35,820                   -                                35,820
Investment in
 Marketable Securities        248,400                   -         (200,000)              48,400
                          -----------         -----------       ----------          -----------
     Total Current Assets     586,988                   -         (200,000)             386,988
                          -----------         -----------       ----------          -----------
Property and Equipment        264,612           1,944,386                             2,208,998
 (net of depreciation)
SMR License Rights                              1,502,168            2,968            1,505,136
 (net of amortization)
Other Assets                  150,118                   -                -              150,118
                          -----------         -----------       ----------          -----------
     Total Assets           1,001,718           3,446,554         (197,032)           4,251,240
                          ===========         ===========       ==========          ===========

                               LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIENCY)
Current Liabilities
  Current Portion of
   Capital Leases Payable           -             133,991                               133,991
  Convertible Debenture     1,000,000                                                 1,000,000
  Notes Payable                70,000                            1,001,000            1,071,000
  Accounts Payable            516,964                                                   516,964
  Accrued Liabilities         449,056              27,113        1,985,485            2,461,654
  Due to Parent                     -           3,205,237       (3,205,237)                   -
                          -----------         -----------       ----------          -----------
     Total Current
      Liabilities           2,036,020           3,366,341         (218,752)           5,183,609
                          -----------         -----------       ----------          -----------
Capital Leases Payable              -             489,279           21,720              510,999
 Spectrum License Debt              -           1,390,706                -            1,390,706
                          -----------         -----------       ----------          -----------
     Total Liabilities      2,036,020           5,246,326         (197,032)           7,085,314
                          -----------         -----------       ----------          -----------

Common Stock, .001 par         13,200                                                    13,200
 value authorized,
 100,000,000 issued
 13,194,751
Capital in excess of par    7,910,100                                                 7,910,100
Deficit accumulated
 during the development
 stage                     (8,957,602)         (1,799,772)               -          (10,757,374)
                          -----------         -----------       ----------          -----------
     Shareholders
      (deficiency)         (1,034,302)         (1,799,772)               -           (2,834,074)
                          -----------         -----------       ----------          -----------
Total Liabilities and
 Shareholders (deficiency)  1,001,718           3,446,554         (197,032)           4,251,240
                          ===========         ===========      ===========          ===========

                                                                             33

ComTec International, Inc. and Subsidiaries and
Divisional Segment of Centennial Communications Corporation
Consolidated Proforma Statements of Operation for three months ended as indicated
(See Management's Compilation Report)

                           (Compiled Historical Balances)      (Proforma Supplemental Information)
                       --------------------------------------  -----------------------------------
                             ComTec           Centennial                          Combined
                       International, Inc.  Communications                        Proforma
                              and             Corporation                       Consolidated
                          Subsidiaries     Divisional Segment    Proforma  Statement of Operations
                           30-Sep-97           30-Sep-97       Adjustments        30-Sep-97
                          -----------         -----------      ----------       -----------
Revenues:
  Radio Service Revenue             -              62,111               -            62,111
  Equipment Sales                   -               9,472               -             9,472
  Activation and other              -              28,360               -            28,360
                          -----------         -----------      ----------       -----------
     Total Revenues                 -              99,943               -            99,943
                          -----------         -----------      ----------       -----------

Costs and Expenses
 Related to Revenues
  Network and site expense          -              78,231               -            78,231
  Cost of equipment sold            -              11,310               -            11,310
  Maintenance and other             -              18,387               -            18,387
                          -----------         -----------      ----------       -----------
                                    -             107,928               -           107,928
                          -----------         -----------      ----------       -----------
Gross Profit                        -              (7,985)              -            (7,985)
                          -----------         -----------      ----------       -----------
Expenses:
  Selling, General and
   Administrative             285,527             401,201               -           686,728
                          -----------         -----------      ----------       -----------
Loss before other
 income (expense)            (285,527)           (409,186)              -          (694,713)
                          -----------         -----------      ----------       -----------
Other Income (Expense)
  Interest and Dividends         (701)                  -               -              (701)
  Interest Paid                 6,500             (19,719)              -           (13,219)
  Prepaid Calling Card
   Services less revenues      (5,905)                  -               -            (5,905)
  Loss on investments,
   foreclosures and
   disposal of assets          23,471                   -               -            23,471
                          -----------         -----------      ----------       -----------
Total Other Income
 (Expense)                     23,365             (19,719)              -             3,646
                          -----------         -----------      ----------       -----------
Net (Loss)                   (262,162)           (428,905)              -          (691,067)
                          -----------         -----------      ----------       -----------

Per Share Data Based on
 Weighted Average
 Common Shares Outstanding
 9/30/97                    8,857,079              N/A             N/A            8,857,079

(Loss) per common share   $     (0.03)             N/A             N/A          $     (0.08)


Form 8K/A

ComTec International, Inc. and Subsidiaries and
Divisional Segment of Centennial Communications Corporation
Notes to Unaudited Pro Forma Supplemental Information
June 30, 1997 and September 30, 1997

Note 1.  Summary of Subject Transaction for Pro Forma Information

As reported in the 8K filed December 26, 1998, through an agreement executed on December 4, 1997, American Wireless Network, Inc., a wholly owned subsidiary of ComTec International, Inc. (the "Company") acquired management control of the Specialized Mobile Radio ("SMR") related assets and licenses owned by Centennial Communications Corp. of Denver, Colorado in seven USA metropolitan trade areas. On July 6, 1998 the final closing and transfer of title to the acquired assets (subject to the FCC Notes assumed by American Wireless Network, Inc.) occurred. The Company and Centennial Communications, Inc., a Colorado Corporation, ("the Company") initially entered into a letter of intent dated as of October 8th, 1997 and a formal agreement was entered into on December 4, 1997 between American Wireless Network, Inc., a Colorado Corporation and Centennial Communications Corp. (the "Agreement") whereby American Wireless Network, Inc. acquired management control on December 5, 1997 of all SMR assets and SMR licenses owned by Centennial Communications Corp. together with all SMR related business limited to and located in the following USA metropolitan trade areas: Birmingham, Alabama; Knoxville, Memphis, and Nashville, Tennessee; Oklahoma City and Tulsa, Oklahoma; and
New Orleans, Louisiana. The assets acquired by the agreement included SMR licenses issued by the Federal Communications Commission ("FCC"), radio equipment and antennas, tower site leases and the customer base of Centennial Communications Corp. in the seven acquired markets. Transfer of title to the assets and licenses occurred at a final closing which occurred on July 6,
1998. The total purchase price of the assets is $3,035,697, consisting of cash deposit of $200,000 in October 1997, (which amount was obtained from sale of marketable securities), payment $1,000,843 in cash on December 4,
1997, (which amount was obtained through a convertible debt financing issuance), a promissory note from American Wireless Network, Inc. to
Centennial Communications Corp. in the amount of $444,147 (which note and all accrued interest was paid at the July 6, 1998 closing through a short term loan) and the assumption of FCC notes totaling $1,390,707 by American Wireless
Network, Inc.   The pro forma supplemental information is provided to
illustrate the financial effect on the Company had the acquired assets and operation been a part of the Company's operation from the inception of the acquired divisional segment of Centennial Communications Corporation on August 21, 1996.

The information included in the accompanying pro forma supplemental information is presented as a part of Form 8K/A in order to comply with Item 2 of Form 8K and the Securities and Exchange Commission's accounting rule,
Article 11 of Regulation S-X, and should not be used for any other purpose. Such information has been prepared by management utilizing certain historical data, estimates and assumptions without independent audit or review.



Note 2.  Management's Assumptions

Management's Assumptions are based on the terms of the letter of intent and asset purchase agreement as follows:

The total purchase price of the assets is $3,035,697, consisting of: 1) cash deposit of $200,000 in October 1997, which amount was obtained by the Company from sale of marketable securities; 2) Payoff of Vendor Debt (Capital Leases) in the amount of $644,990; 3) Assumption of FCC Notes in the amount of $1,390,707 and 4) an additional payment of $800,000, part of which was to be paid in the initial closing and part in the final closing. Of the combined cash payment requirements, approximately $1,001,000 was paid in the initial closing and the balance at the final closing. The pro forma assumptions are based on the assumption that the divisional segment operations, development and growth of the startup operation would have occurred in the same manor as historical financial data from the division segment indicate. Overlapping of functions is not taken into consideration. Nonrecurring costs related to the acquisition estimated at $20,000 are not considered.

Note 3.  Statement of Operations Pro Forma Assumptions

The supplemental statements of Pro Forma Operations are based on the assumption that since the divisional segment was a startup development stage operation, the same revenues, costs, depreciation and amortization as was historically incurred by the divisional segment of Centennial Communications Corporation would have occurred had the assets and operation been under the management of the Company.

Note 4.  Pro Forma Balance Sheet Assumptions

The supplemental statements of Pro Forma Balance sheets are based on the assumption that since the divisional segment was a startup development stage operation, the same operating deficit would have been incurred by the Company as was historically incurred by the divisional segment of Centennial
Communications Corporation.   Capital leases are adjusted to the purchase
contract vendor payoff requirement. Operating Deficit and the balance necessary to eliminate "Due to Parent" are credited to accrued liabilities and notes payable. Notes Payable is adjusted to reflect the amount of cash paid at the initial closing as a note. Marketable securities are adjusted by the amount of the initial cash deposit paid in October 1997.

                           ASSET PURCHASE AGREEMENT
                           ------------------------

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 4th day of December, 1997, by and between American Wireless Network, Inc., a Colorado corporation, a subsidiary of ComTec International, Inc., a publicly traded New Mexico corporation ("Buyer"), and Centennial Communications Corp., a Delaware corporation ("Seller CCC"), and SMR Direct USA, Inc., a Delaware corporation ("Seller SMR Direct") (collectively referred to herein as "Sellers").

                                  RECITALS

     A. Seller SMR Direct is the owner of certain licenses which it received from the Federal Communications Commission ("FCC") for the operation and use of 900 MHz specialized mobile radio stations.

     B. Seller CCC is the owner of certain assets related to the operation of the 900 MHz specialized mobile radio stations owned by Seller SMR Direct.

     C. Sellers desire to assign certain of the FCC licenses to Buyer and to sell certain of their assets to Buyer as more particularly set forth below. Buyer desires to accept assignment of such FCC licenses, and certain liabilities in connection therewith, and to purchase such assets upon the terms and conditions set forth below.

                                  AGREEMENT

     In consideration of the foregoing, the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

                                  ARTICLE I
                               SALE OF ASSETS
                               --------------

     1.01 Assignment of Licenses. Subject to the terms and conditions set forth herein, Seller SMR Direct shall assign and transfer to Buyer, and Buyer shall accept assignment and transfer from Seller SMR Direct of all of Seller SMR Direct's right, title and interest in the following 900 MHz Metropolitan Trading Area ("MTA") licenses: twenty (20) channels in Birmingham; twenty
(20) channels in Knoxville; thirty (30) channels in Memphis; twenty (20) channels in Nashville, twenty (20) channels in New Orleans; thirty (30) channels in Oklahoma City; and twenty (20) channels in Tulsa (collectively, the "Stations"), free and clear of all liens, leases, claims and encumbrances, except for any lien held by the FCC securing the amount set forth in Section 1.03(a). The Stations are more particularly described on Schedule 1.01 attached hereto.

     1.02 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller CCC shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept delivery of all of Sellers' right, title, and interest in the equipment (the "Equipment") used solely in conjunction with the operation of the Stations, including, but not limited to, all antennas, transmitters, and subscriber equipment in possession of the end-user customers, free and clear of all liens, leases, claims and encumbrances. The Equipment is more particularly described on Schedule 1.02 attached hereto.

     1.03 Assumption of Liabilities. In conjunction with the transactions contemplated by this Agreement, Buyer shall not assume any claim, debt, liability, contract, commitment or obligation of Sellers, except as follows:

     (a) Buyer shall assume, at the Final Closing, as that term is defined in Article VIII of this Agreement, One Million Three Hundred Ninety Thousand, Seven Hundred Eight Dollars ($1,390,708) in debt owed by the Sellers to the FCC, as evidenced by certain Promissory Notes dated August 21, 1996 in the total original principal amounts of One Million Three Hundred Ninety Thousand, Seven Hundred Eight Dollars ($1,390,708) (the "Notes"). Sellers represent that as of the date of this Agreement, the principal balance due on the Notes is One Million Three Hundred Ninety Thousand, Seven Hundred Eight Dollars ($1,390,708)

     (b) Buyer acknowledges that the amount of FCC debt to be assumed under Section 1.03(a) is subject to increase pursuant to FCC requirements, and Buyer agrees to assume such increase. In the event Buyer does not qualify as a designated entity (a Small or Very Small Business) under the rules and regulations of the FCC, Buyer shall pay all amounts due to the FCC resulting from the transfer of the Stations.

                                  ARTICLE II
                                   PAYMENT
                                   -------

     2.01 Purchase Price. In consideration of the assignment and transfer of the Stations to Buyer and the sale, assignment, delivery and transfer of the Equipment to Buyer, Buyer shall pay to the Sellers the sum of Three Million Thirty-Five Thousand Six Hundred Ninety Seven Dollars ($3,035,697.00) (the "Purchase Price").

     2.02 Payment of Purchase Price. The Purchase Price shall be paid as follows:

          (a) At the Initial Closing, as defined in Article 8.01, below, Buyer shall pay to Sellers the sum of One Million Two Hundred Thousand Eight Hundred Forty-Three Dollars ($1,200,843.00) less Two Hundred Thousand Dollars ($200,000.00), which has been paid to Sellers in the form of an earnest money deposit.

          (b)     Buyer shall assume Sellers' debt to the FCC pursuant to
                  Section 1.03(a) of this Agreement as part of the Final Closing as that term is defined in Article VIII of this Agreement; and

          (c) As part of the Final Closing Buyer shall pay to Sellers Four Hundred Forty Four Thousand One Hundred Forty-Six Dollars ($444,146.00). This amount be paid under the terms of a promissory note (the "Promissory Note") delivered to Seller CCC by Buyer at the Initial Closing, in the form attached hereto as Exhibit A.

                                ARTICLE III
                ASSIGNMENT AND ASSUMPTION OF ANTENNA RIGHTS
                -------------------------------------------

     3.01 Assignment and Assumption of License Agreements. As a condition to and as consideration for the Buyer entering into this Agreement, as of the Final Closing Date, Seller CCC shall assign any and all leases and/or licenses for, and any and all of its other rights, title and interest in and to, all antenna sites used by Seller CCC in connection with its operation of the Stations (collectively, the "Site Licenses"). A list of all Site Licenses is attached hereto as Schedule 3.01.

     3.02 Site License Payments. Seller CCC shall remain liable under the Site Licenses for any and all obligations, financial or otherwise, which accrue prior to the Initial Closing Date, subject to the conditions of the Management Agreement attached hereto as Exhibit B.

                                ARTICLE IV
                   ASSIGNMENT OF SUBSCRIBER AGREEMENTS
                   -----------------------------------

     4.01 Assignment of Subscriber Agreements. On the Final Closing Date, Seller CCC shall assign and transfer to Buyer any and all subscriber agreements and subscriber lists relating to the Stations (the "Subscriber Agreements"), and Buyer shall assume the obligations thereunder from and after such date. A list of all Subscriber Agreements, including the name, address and phone number of the subscriber, is attached hereto as Schedule 4.01.

                                ARTICLE V
                          MANAGEMENT AGREEMENT
                          --------------------

     5.01 Management Agreement. On the Initial Closing Date, the parties shall execute and deliver a Management Agreement in the form of Exhibit B attached hereto.

                                ARTICLE VI
                     TERMINATION OF TELEPHONE NUMBERS
                     --------------------------------

     6.01 Termination of Telephone Numbers. On the Final Closing Date, Seller CCC shall notify the appropriate telephone company to terminate all local telephone numbers and circuits listed in its name for all the Stations five (5) business days from the Final Closing Date, unless otherwise agreed to by the parties. Buyer will obtain and provide Seller CCC prior to the Final Closing Date, evidence that Buyer has requested telephone numbers for the Stations.

                                ARTICLE VII
                    ASSIGNMENT OF EQUIPMENT WARRANTIES
                    ----------------------------------

     7.01 Assignment of Equipment Warranties. On the Final Closing Date, Seller CCC shall assign and transfer to Buyer any and all outstanding warranties on the Equipment, to the extent such warranties are assignable and transferable (the "Equipment Warranties"), whether given by the manufacturer or otherwise, and Buyer shall accept assignment and transfer of the Warranties. A list of all Warranties is attached hereto as Schedule 7.01.

                                 ARTICLE VIII
                          PLACE AND DATE OF CLOSING
                          -------------------------

     8.01 Initial Closing. The Initial Closing shall consist of the following: (i) the execution of this Agreement; (ii) the execution of the Management Agreement pursuant to Article V of this Agreement; (iii) Buyer's payment of the portion of the Purchase Price described in Section 2.02(a) of this Agreement; (iv) delivery of the Promissory Note to Seller CCC; and (v) any and all other transactions contemplated by this Agreement other than the matters to be undertaken at the Final Closing. The Initial Closing shall take place on December 4, 1997, at 10:00 a.m. at the offices of the Sellers (the "Initial Closing Date"), unless otherwise agreed to by the parties in writing.

     8.02 Final Closing. Final Closing shall consist of the following: (i) the assignment and transfer of the Stations pursuant to Section 1.0 1 of this Agreement; (ii) the making of the Final Payment pursuant to Section 2.02(d) of this Agreement, the Promissory Note, and the Notes; (iii) the assumption of liabilities pursuant to Section 1.03 of this Agreement; (iv) the purchase of the Equipment pursuant to Section 1.02 of this Agreement; (v) the assignment and transfer of Subscriber Agreements pursuant to Section 4.01 of this Agreement; (vi) the termination of the telephone numbers pursuant to Article VII of this Agreement; and (vii) such other transactions contemplated by this Agreement. The Final Closing shall take place on the later of (10) days following FCC approval of the assignment and transfer of the Stations, or March 15, 1998, at a time and place and on a date mutually agreed to by the parties (the "Final Closing Date").

                                ARTICLE IX
                        INITIAL CLOSING DOCUMENTS
                        -------------------------

     9.01 Assignment and Assumption of Site Licenses. At the Final Closing, Seller CCC shall deliver good and sufficient instruments of transfer and conveyance as Buyer's counsel may reasonably request demonstrating that Seller CCC has assigned the Site Licenses pursuant to Article III of this Agreement as of the Final Closing Date, and that Buyer has assumed all obligations thereunder. Buyer shall take all necessary steps to assist Sellers in being released from all obligations under the Site Licenses as of the Final Closing Date.

     9.02 Certificates. At the Initial Closing and Final Closing Date, each party shall deliver certificates providing that all of such party's representations and warranties contained herein are true and correct in all material respects as of the Initial Closing Date (except to the

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
extent that any such representation or warranty relates by its express terms solely to the Final Closing Date).

     9.03 Board Resolutions. At the Initial Closing and Final Closing Date, each party shall delivery a certificate of the Secretary (or other authorized person) of such party certifying resolutions duly adopted by such party authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and certifying that such resolutions are then in full force and effect.

     9.04 Other Documents. At the Initial Closing and Final Closing Date, each party shall deliver such other documents, assignments and certificates of officers as reasonably may be required by the other party to consummate this Agreement and the transactions contemplated herein.

     9.05 Future Documents. Each of the parties shall, at any time and from time to time after the Initial Closing and Final Closing upon request of the other party, do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by the other party to effect the transactions contemplated by this Agreement.

                                 ARTICLE X
                          FINAL CLOSING DOCUMENTS
                          -----------------------

     10.01 Sale of Equipment. At the Final Closing, Seller CCC shall deliver endorsements, assignments, bills of sale and other good and sufficient instruments of transfer and conveyance as Buyers counsel may reasonably request demonstrating that Seller CCC has assigned, transferred and sold to Buyer the Equipment pursuant to Article I of this Agreement.

     10.02 Assignment of Subscriber Agreements. At the Final Closing, Seller CCC shall deliver endorsements, assignments, and other good and sufficient instruments of transfer demonstrating that Seller CCC has assigned and transferred to Buyer the Subscriber Agreements pursuant to Article IV of this Agreement.

     10.03 Assignment of Equipment Warranties. At the Final Closing, Seller CCC shall deliver endorsements, assignments, and other good and sufficient instruments of transfer and conveyance as Buyer's counsel may reasonably request demonstrating that Seller CCC has assigned and transferred to Buyer the Equipment Warranties to Article VII of this Agreement.

     10.04 Termination of Telephone Numbers. At the Final Closing, Seller CCC shall deliver sufficient instruments as Buyer's counsel may reasonable request demonstrating that Seller CCC has terminated all local telephone numbers and toll-free 800 exchange numbers effective five (5) business days from the Final Closing Date, pursuant to Article VI of this Agreement.

     10.05 Assignment and Transfer of Stations. At the Final Closing, Sellers shall deliver endorsements, assignments and other good and sufficient instruments of transfer and

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
conveyance as Buyer's counsel may reasonably request for the purpose of effecting Sellers' assignment and transfer of the Stations to Buyer pursuant to Article I of this Agreement.

     10.06 Other Documents. At the Final Closing, Sellers shall deliver such other documents, assignments, bills of sale, instruments of conveyance, and certificates of offers as reasonably may be required by Buyer to consummate this Agreement and the transactions contemplated herein.

                                ARTICLE XI
                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------
                     AND AFFIRMATIVE COVENANTS OF SELLER
                     -----------------------------------

     Each Seller, for itself and to the extent of its ownership of the Assets being transferred in this transaction, hereby makes the following representations and warranties, all of which shall be true and correct as of the date hereof and as of the Final Closing Date and at all times in between, as the case may be, with the same effect as though such representations and warranties had been given as of the Final Closing Date, and shall survive the Final Closing for the earlier of the applicable statute of limitations or two
(2) years from the Final Closing.

     11.01 Corporate. Seller CCC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller SMR Direct is a corporation duly organized and in good standing under the laws of the State of Delaware.

     11.02 Authority. Sellers have full power and authority to own the Stations and Equipment. Sellers have the right and power to sell, assign, transfer, convey and deliver the Stations to Buyer, subject to FCC approval. Seller CC has the right and power to sell, assign, transfer, convey and deliver the Equipment to Buyer. All legal action required to carry out all terms and conditions of this Agreement can and will be promptly taken by Sellers no later than the date hereof.

     11.03 Status of Stations. The Stations were validly issued by the FCC and are currently in full force and effect. Sellers have no knowledge of any defaults or events which, with the passage of time, would constitute a default under the Stations. The Stations are unimpaired by any acts or omissions of Sellers or their respective agents or employees.

     11.04 Rights to Stations. The Stations will be assigned and transferred to Buyer on the Final Closing Date, free and clear, and exclusive of any and all liabilities and obligations, liens, claims or encumbrances, whether absolute, accrued, contingent or otherwise, except for restrictions imposed by FCC regulation applicable to similar rights generally and except for the FCC debt.

     11.05 Compliance with Laws. Sellers are in material compliance with all laws, rules and regulations concerning ownership and operation of the Stations.

     11.06 Title to Equipment. The Equipment is now owned by Seller CCC and will be transferred and sold to Buyer on the Final Closing Date, free and clear, and exclusive of any and

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all liabilities and obligations, liens, claims or encumbrances, whether absolute, accrued, contingent or otherwise.

     11.07 Condition of Equipment. The Equipment is now, and will be on the Final Closing Date, in proper operating condition consistent with the standards of good engineering practice and will permit the Stations to continue to operate in accordance with FCC regulations.

     11.08 Consent. No consent, approval or authorization of any person or entity, including any governmental entity, is required to be obtained by Buyer or Sellers in connection with the execution of any and all of the transactions to be performed under this Agreement, with the exception of the FCC's authorization to assign the Stations.

     11.09 No Litigation or Adverse Events. There are no pending or threatened judgments, suites, actions, or legal, administrative, arbitration or other proceedings or governmental investigations affecting the Stations, Equipment, Site Licenses or Subscription Agreements.

     11.10 Authorization for Agreement. The execution and performance of this Agreement has been authorized and approved by the Board of Directors of each Seller.

     11.11 Power to Perform. Sellers have full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement, and this Agreement is legal, valid and binding on Sellers and is enforceable against Sellers in accordance with its terms.

     11.12 Insurance. Seller CCC currently has and will continue to have until and including the Final Closing Date adequate policies of insurance covering damage to the Equipment and any property damage or personal injury associated therewith. Schedule 11.12 attached hereto lists all insurance policies currently covering the Equipment.

     11.13 Status of Site Equipment. As of the Final Closing Date, Seller CCC will own, free and clear of any and all liens, leases, claims and encumbrances, all of the Equipment located at the Site License sites.

     11.14 FCC Violations. If, prior to the Final Closing Date, Sellers receive an administrative or other order relating to any violation of FCC rules or regulations concerning the Stations, Sellers will fully remedy all such violations and be responsible for the costs of such remediation, including the payment of any fines that may be assessed for any such violation.

     11.15 Taxes, Fees. Sellers have paid all taxes, assessments, excises and other levies due and payable on the Stations and Equipment as of the Final Closing Date.

     11.16 Other Agreements. Sellers' execution and performance of this Agreement will not conflict with any term or condition of any other agreement to which Sellers are a party.

     11.17 FCC Approval. Sellers know of no reason why FCC would not approve the assignment and transfer of the Stations or the sale of the Equipment.

     11.18 Customer Obligations. The Subscriber Agreements constitute valid and binding agreements in accordance with their terms. Sellers have no knowledge of any defaults or

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
events which, with the passage of time, would constitute a default under the Subscription Agreements. The Subscription Agreements are unimpaired by any acts or omissions of Sellers or their respective agents or employees.

     11.19 Disclosure. No representations or warranty by Sellers in this Agreement, nor any statement, certificate or schedule furnished or to be furnished to Buyer on behalf of Sellers pursuant to this Agreement, nor any document or certificate delivered to Buyer pursuant to this Agreement or in connection with the actions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein not misleading.

     11.20 FCC Application. The Sellers shall cooperate with Buyer and Buyer's FCC counsel in the preparation and submission of all documents and applications necessary or required to effect FCC approval of the transfer of the Stations to Buyer.

     11.21 Proof of Billings. Attached hereto as Schedule 4.01 is a list of those persons and entities, and their addresses, who have entered into Subscriber Agreements with Seller CCC. Schedule 4.01 and the underlying documentation are complete and accurate in all material respects as of the dates hereof.

     11.22 Notification to Subscribers. Sellers shall mail a letter to all persons and entities who have entered into Subscription Agreements with Seller CCC informing such persons or entities to direct all further payments due under the Subscription Agreements to Buyer. Such letter shall be in the form attached hereto as Exhibit C. Buyer shall pay the costs of postage for such mailing.

     11.23 No Misstatements or Omissions. None of the information or documents furnished or to be furnished by or on behalf of Sellers to Buyer, including all Exhibits and Schedules hereto, is or will be false or misleading as to any material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make any of the statements made herein, in light of the circumstances under which they were made, not misleading.

     11.24 Access to Books and Records. After the Initial Closing, Buyer shall have full access to the titles, contracts, books, and records and affairs of Sellers dealing with the Equipment Stations or Subscription Agreements for any purpose which is reasonably necessary and proper.

                                ARTICLE XII
                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

     Buyer hereby makes the following representations and warranties, all of which shall be true and correct as of the date hereof and as of the Final Closing Date and at all times in between, as the case may be, with the same effect as though such representations and warranties had been given as of the Final Closing Date, and shall survive the Final Closing Date:

     12.01 Corporate. Buyer is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the power to own its

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
properties and the Stations and carry on its business in the manner in which such business is to be conducted, now and upon consummation of this Agreement, including but not limited to all certificates of authority to do business as a foreign corporation in connection with the operation of the Stations and tax licenses, as required.

     12.02 Authorization for Agreement. The execution and delivery of this Agreement, and all other documents to be executed and delivered in connection herewith, by Buyer have been or will be duly authorized by appropriate company action of Buyer.

     12.03 Power to Perform. Buyer has full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement, and this Agreement is legal, valid and binding on Buyer and is enforceable against Buyer in accordance with its terms.

     12.04 Disclosure. No representation or warranty by Buyer in this Agreement, nor any statement, certificate or schedule furnished or to be furnished to Seller on behalf of Buyer pursuant to this Agreement, nor any document or certificate delivered to Seller pursuant to this Agreement or in connection with the actions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein not misleading.

     12.05 Consent. No consent, approval or authorization of any person or entity, including any governmental entity, is required to be obtained by Buyer or Sellers in connection with the execution of any and all of the transactions to be performed under this Agreement, with the exception of the FCC's authorization to assign the Stations.

     12.06 Authorization for Agreement. The execution and performance of this Agreement has been authorized and approved by the board of directors of Buyer.

     12.07 Power to Perform. Buyer has full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement, and this Agreement is legal, valid and binding on Buyer and is enforceable against Buyer in accordance with its terms.

     12.08 Insurance. Buyer will reimburse Seller for Seller's costs to continue to have until and including the Final Closing Date adequate policies of insurance covering damage to the Equipment and any property damage or personal injury associated therewith.

     12.09 FCC Approval. Buyer knows of no reason why FCC would not approve the assignment and transfer of the Stations or the sale of the Equipment.

     12.10 Qualifications. Buyer is legally and financially qualified to carry out its obligations under this Agreement.

     12.11 FCC Application. The Buyer shall cooperate with Sellers and Sellers' FCC counsel in the preparation and submission of all documents and applications necessary or required to effect FCC approval of the transfer of the Stations to Buyer.

     12.12 Notification to Subscribers. Buyer shall assist Sellers in the preparation or mailing of a letter to all persons and entities who have entered into Subscription Agreements informing such persons or entities to direct all further payments due under the Subscription

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
Agreements to Buyer under the terms of the management Agreement. Buyer shall pay the costs of postage for the mailing of such letter.

     12.13 No Misstatements or Omissions. None of the information or documents furnished or to be furnished by or on behalf of Buyer to Sellers, including all Exhibits and Schedules hereto, is or will be false or misleading as to any material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make any of the statements made therein, in light of the circumstances under which they were made, not misleading.

                             ARTICLE XIII
                   CONDITIONS TO BUYER'S OBLIGATIONS
                   ---------------------------------

     All obligations of Buyer under this Agreement (including the obligation to consummate this Agreement) will be subject to the following express conditions precedent (any of which may be waived, in whole or in part, by Buyer):

     13.01 Representations and Warranties True to the Final Closing Date. The representations, warranties and covenants made by the Sellers in this Agreement will be true, complete and accurate in all respects at all times from and including both the Initial Closing Date and the Final Closing Date, with the same effect as though such representations, warranties and covenants had been made or given as of such dates.

     13.02 Certificate of Fulfillment of Conditions. Sellers will have delivered to Buyer the certificates of the President and Treasurer of Sellers to the effect that the conditions set forth in Section 13.01 have been satisfied.

     13.03 Compliance with Agreement. Sellers will have performed and complied with all agreements and obligations required by this Agreement to be performed or complied with by them prior to or on the Final Closing Date.

     13.04 Proceedings and Instruments Satisfactory. All documents in connection with the transactions contemplated by this Agreement have been timely delivered to Buyer, and Sellers will have made available to Buyer for examination the originals or true and correct copies of all records and documents which Buyer may reasonably request in connection with said transactions.

     13.05 Waivers. Sellers will have obtained all such written consents or waivers from all third parties as Buyer reasonably deems to be required, to permit consummation of the transactions provided for hereunder.

     13.06 Due Diligence. Buyer will not have learned of any fact or condition with respect to the Stations or Equipment which materially or adversely varies with one or more of the warranties or representations or covenants as set forth herein.

     13.07 Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or

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
prohibition (an "Injunction") preventing the consummation of this Agreement or the transactions contemplated hereunder shall be in effect nor shall any proceeding by any regulatory authority or other person or entity seeking an Injunction be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to this Agreement or the transactions contemplated hereunder which makes this Agreement or the transactions contemplated hereunder illegal.

     13.08 FCC Approval. Prior to the Final Closing Date, the FCC shall have approved the assignment and transfer of the Stations from Sellers to Buyer.

                              ARTICLE XIV
                   CONDITIONS TO SELLERS' OBLIGATIONS
                   ----------------------------------
     All obligations of Sellers under this Agreement (including the obligation to consummate this Agreement) will be subject to the following express conditions precedent (any of which may be waived, in whole or in part, by Sellers):

     14.01 Representations and Warranties True at the Final Closing Date. The representations, warranties and covenants made by Buyer in this Agreement will be true, complete and accurate in all respects on and as of the Final Closing Date, with the same effect as though such representations, warranties and covenants had been made or given on the Final Closing Date.

     14.02 Certificate of Fulfillment of Conditions. Buyer will have delivered to Sellers the certificates of the member or members of Buyer to the effect that the conditions set forth in Section 14.01 have been satisfied.

     14.03 Compliance with Agreement. Buyer will have performed and complied with all agreements and obligations required by this Agreement to be performed and complied with by it prior to or on the Initial Closing Date and the Final Closing Date.

     14.04 Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of this Agreement or the transactions contemplated hereunder shall be in effect nor shall any proceeding by any regulatory authority or other person or entity seeking an Injunction be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to this Agreement or the transactions contemplated hereunder which makes this Agreement or the transactions contemplated hereunder illegal.

     14.05 FCC Approval. Prior to the Final Closing Date, the FCC shall have approved the assignment and transfer of the Stations from Sellers to Buyer.

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                                ARTICLE XV
                              INDEMNIFICATION
                              ---------------

     15.01 Indemnification by Sellers. Sellers shall unconditionally, irrevocably and absolutely indemnify and hold Buyer and their affiliates and each of their respective past, present and future managers, directors, officers, members, employees and agents, and their heirs, personal representatives, successors and assigns (collectively, the "Buyer Indemnitees") harmless from and against any and all losses, claims, liabilities, damages, and expenses of any kind (including, without limitation, reasonable attorney's fees and accounting fees resulting from (a) any material misrepresentation, inaccuracy or breach of any representation, warranty or covenant herein contained or contained in any certificate, document, list, schedule, or instrument delivered to Buyer by or on behalf of Sellers in connection with this Agreement; (b) any claim or obligation of Sellers to any party not being assumed by Buyer which is asserted against Buyer; (c) any material error or omission in any statement, report, exhibit or schedule delivered to Buyer by or on behalf of Sellers; (d) any material act of omission of Sellers, their respective agents, servants or employees occurring through the close of business on the Final Closing Date in connection with the Stations or Equipment; (e) any liens for taxes, assessments, charges and other similar claims affecting the Stations or Equipment.

     15.02 Indemnification of Buyer. Buyer shall unconditionally, irrevocably and absolutely indemnify and hold Sellers and their affiliates and each of their respective past, present and future managers, directors, officers, members, employees and agents, and their heirs, personal representatives, successors and assigns (collectively, the "Seller Indemnitees") harmless from and against any and all losses, claims, liabilities, damages, and expenses of any kind (including, without limitation, reasonable attorney's fees resulting from (a) any material misrepresentation, inaccuracy or breach of any representation, warranty or covenant herein contained; (b) Buyer's operation of the Stations or Equipment from and after the close of business on the Final Closing Date; (c) any claim or obligation of Buyer to any party arising prior to the Final Closing Date; (c) any material error or omission in any statement, report, exhibit or schedule delivered to Seller by or on behalf of Buyer; (d) any material act or omission of Buyer, its respective agents, servants or employees occurring after the close of business on the Final Closing Date in connection with the Stations or Equipment; (e) any liens for taxes, assessments, charges and other similar claims affecting the Stations or Equipment arising after the close of business on the Final Closing Date.

     15.3 Claims. In no event shall the Buyer or the Sellers be liable for any damages under this Agreement in an aggregate amount that exceeds the Purchase Price. Notwithstanding anything to the contrary herein, the provisions for indemnity shall be effective only when the aggregate amount of all claims for which the Buyer or the Sellers are liable hereunder exceeds Five Thousand Dollars ($5,000).

     15.04 Notice and Cure. In the event either the Buyer, the Buyer Indemnitees or the Sellers of the Seller Indemnitees (the "Indemnitee") shall seek indemnification pursuant to this Article XV, the Indemnitee shall give not less than ten (10) days' prior written notice of such fact to the other party (the "Indemnitor") before exercising any right of offset or other right which the Indemnitee may have. The Indemnitor shall have ten (10) days after receipt of such notice within which to cure the breach or violation giving rise to the right of indemnification (to the extent such breach or violation can be cured). If the Indemnitor does not cure such breach or

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
violation within such time period (or such breach or violation is incapable of being cured), the Indemnitee may exercise any right or remedy it may possess, provided, however, that in the event that the Indemnitor disputes such claim for indemnity, the parties agree that such issue shall be submitted to arbitration before a qualified arbitrator in accordance with the rules of the American Arbitration Association.

                               ARTICLE XVI
                               TERMINATION
                               -----------

     16.01 Mutual Agreement. This Agreement may be terminated by the mutual agreement of the Buyer and the Sellers at any time prior to the Final Closing Date.

     16.02 Breach of Agreements. In the event that there is a material breach in any of the representations and warranties or agreements of the Buyer or the Sellers, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the non-breaching party may terminate and cancel this Agreement by providing written notice of such action to the other party hereto. The unilateral request to the FCC by a party to this Agreement that the pending application for assignment of licenses from Sellers to Buyer be dismissed shall constitute a breach unless done in response to the other party's breach. In the event Buyer breaches this Agreement and fails to meet its obligations at Final Closing, Sellers shall be entitled to compensatory damages including, but not limited to, Seller's operations expenses from October 8, 1997 until FCC approval of the transfer of the Stations to another Buyer and the difference between the total purchase price received by another buyer of the Stations and the amounts due hereunder.

     16.03 Failure of Conditions. In the event any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Final Closing Date, and if any applicable cure period provided in Section
16.02 hereof has elapsed, then such party may terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

     16.04 Delay in FCC Approval. In the event the FCC has not approved the assignment and transfer of the Stations from Sellers to Buyer within twenty-four (24) months after the submission of the FCC application referenced in Section 11.20 herein, then either party may terminate and cancel this Agreement in accordance with Section 16.03 above as long as the terminating party is not in breach of this Agreement.

                              ARTICLE XVII
                        MISCELLANEOUS PROVISIONS
                        ------------------------

     17.01 Cooperation. Sellers and Buyer shall cooperate in any reasonable manner requested by the other party in order to assist Buyer in taking ownership and assignment of the Site Licenses, the Equipment, the Stations, the Subscription Agreements and all other transactions contemplated under this Agreement.

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
     17.02 FCC Application. Within five (5) business days from the date hereof, the parties will have filed an application with the FCC requesting its written consent to the formal assignment of the Stations from Sellers to Buyer.

     17.03 Expenses; Finder's Fees. Buyer and Sellers will each be responsible for all of its own costs and expenses (including attorney's and accounting fees) incident to the negotiation, preparation and execution of this Agreement. Each party represents that no broker is involved and agrees to indemnify and hold the other party harmless from and against all claims for finder's fees and commissions made by any person allegedly arising from acts of such indemnifying party.

     17.04 Entire Agreement. It is expressly agreed by and between the parties hereto that there are and were no verbal or written representations, understandings, stipulations, agreements or promises pertaining to the subject matter of this Agreement not incorporated in writing herein; and it is likewise agreed that neither this Agreement not any of the terms, provisions, conditions, representations or covenants herein contained can be modified, changed, terminated, amended, superseded, waived or extended except by an appropriate written instrument duly executed by the parties hereto.

     17.05 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each party and its successors and assigns.

     17.06 Law to Govern; Venue. This Agreement is being made and shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to conflicts of laws principles. In the event that any provision herein is held to be invalid, void, or illegal by any court of competent jurisdiction, the remaining provision of this Agreement shall remain in full force and effect and this Agreement shall be construed reasonably to preserve the original intent of the parties hereto insofar as practical.

     17.07 Notices. All communications and notices shall be in writing, shall be mailed by certified mail return receipt requested, or by reputable overnight courier, at the following addresses:

     if to Sellers:

          Centennial Communications Corp. and
          SMR Direct USA, Inc.
          1610 Wynkoop, Suite 300
          Denver, CO 80202
          Attn: Chief Executive Officer

     with a copy to:

          Elizabeth Sachs, Esq.
          Lukas, McGowen, Nace & Guitierrez, Chartered
          1111 19th Street, NW, 12th Floor
          Washington, D.C. 20036

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
     and if to Buyer:

          Gordon Dihle
          American Wireless Network, Inc.
          9350 E. Arapahoe Road, Suite 340
          Englewood, CO  80122

or such other address as either party may designate in writing.

     17.08 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction or any of the provisions hereof.

     17.09 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

     17.10 List of Exhibits and Schedules. As mentioned in this Agreement, there are attached hereto or delivered pursuant hereto, the following Exhibits and Schedules:

                                  EXHIBITS
                                  --------

          A.     Promissory Note
          B.     Management Agreement
          C.     Notification to Subscribers

                                  SCHEDULES
                                  ---------

          1.01     Stations
          1.02     Equipment
          3.01     Site Licenses
          4.01     Subscriber Agreements
          7.01     Warranties
          11.12     Sellers' Insurance
          12.08     Buyer's Insurance

     17.12 Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     17.13 Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

     17.14 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transaction contemplated hereby to be unreasonable.

     17.15 Assignments. No party may assign or transfer any of its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

     17.16 Compliance with Laws. None of the terms or provisions of this Agreement require any of the parties to take any action prohibited by, or contrary to, applicable law.

     17.17 Guaranteed Obligations. ComTec International, Inc. ("Guarantor") hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, to and for the benefit of each of the Sellers, the timely payment in full when due and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Guarantor hereby further agrees that if Buyer shall fail to pay in full when due all or any part of the Guaranteed Obligations, the Guarantor will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due in accordance with the terms of such extension or renewal. This Guaranty is irrevocable and unconditional in nature and is made with respect to any Guaranteed Obligations now existing or in the future arising. The Guarantor's liability under this Guaranty shall continue until full satisfaction of all Guaranteed Obligations. This
Guaranty is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

          As used in the preceding paragraph, the term "Guaranteed Obligations" shall mean any and all obligations of the Buyer for the payment of all amounts, liabilities and indebtedness (whether for amounts in respect of payments due under this Agreement (including, but not limited to, the Promissory Note and the Management Agreement), interest, fees, charges, indemnification or otherwise) now or in the future owed by the Buyer to the Sellers (or either of them), and for the performance by the Buyer of its agreements, covenants and undertakings, under or in respect of this Agreement and any renewals, extension or modifications of this Agreement.

     17.18 Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, and facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLERS:

CENTENNIAL COMMUNICATIONS CORP.          SMR DIRECT USA, INC.


By:   s/ Michael S. Simkin               By:  s/Michael S. Simkin
   ------------------------------           ---------------------------------
Name:  Michael S. Simkin                 Name:  Michael S. Simkin
Title: CEO                               Title:  CEO


BUYER:                              GUARANTOR:

AMERICAN WIRELESS NETWORK, INC.          COMTEC INTERNATIONAL, INC.

By:  s/Gordon Dihle                     By:  s/Gordon Dihle
   ------------------------------          ----------------------------------
Name:  Gordon Dihle                     Name:  Gordon Dihle
Title:  CFO                             Title:  CFO

                     CLOSING CONDITION CERTIFICATE


     This Closing Condition Certificate is given by the undersigned in his capacity as President of SMR Direct USA, Inc., a Delaware corporation (the "Company"), and not in his individual capacity, as required by Section
9.07 of that certain Asset Purchase Agreement dated as of even date herewith, between ComTec International, Inc., Centennial Communications Corp., and the Company (the "Agreement").

     The undersigned hereby certifies that:

     (a)   the representations and warranties of the Company contained in
Article XI of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof; and

     (b)   all of the conditions precedent to the Company's obligations in
Article XIII of the Agreement that have not been waived by the Company have been satisfied.

     Dated: July 6, 1998.

                                 SMR DIRECT USA, INC.


                                 BY:  s/Bernard Dvorak
                                    ----------------------------
                                 Name: Bernard Dvorak
                                 Title: President

                     CLOSING CONDITION CERTIFICATE


     This Closing Condition Certificate is given by the undersigned in his capacity as Pres. of American Wireless Network, Inc., a Colorado corporation, a subsidiary of ComTec International, Inc., a publicly traded New Mexico corporation (the "Company"), and not in his individual capacity, as required by Section 9.02 of that certain Asset Purchase Agreement dated as of even date herewith, between Centennial
Communications, Inc., SMR Direct USA, Inc., and the Company (the
"Agreement").

     The undersigned hereby certifies that:

     (a)   the representations and warranties of the Company contained in
Article XII of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof; and

     (b)   all of the conditions precedent to the Company's obligations in
Article XIV of the Agreement that have not been waived by the Company have been satisfied.

     Dated: July  6 , 1998.

                                 AMERICAN WIRELESS NETWORK, INC.

                                 By:  s/James J. Krejca
                                    -----------------------------
                                 Name: James J. Krejca
                                 Title:  Pres/CEO

                             BILL OF SALE

     For and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned ("Seller") hereby sells, assigns, transfers and conveys to American Wireless Network, Inc., a Colorado corporation, a subsidiary of ComTec International, Inc., a publicly traded New Mexico corporation ("Purchaser") all of Seller's right, title and interest in and to all equipment used in conjunction with the operation of the Stations, excluding downloading equipment but including, without limitation, all antennas, transmitters, spare boards and parts located at the Sites, and the subscriber equipment in possession of customers (the "Property"). Certain items of the Property are more specifically described on Exhibit A attached hereto. This Bill of Sale is given pursuant to that Certain Asset Purchase Agreement among Seller, SMR Direct USA, Inc., and Purchaser of even date herewith (the "Purchase Agreement"), and all representations and warranties of Seller in the Purchase Agreement are incorporated herein by reference. Terms used not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     Seller hereby warrants and represents that it has the right and authority to sell the Property and that it has good and marketable title to the same, free and clear of all liens, claims, encumbrances and charges of every kind and description.

     Dated this  6   day of July , 1998.


                                 CENTENNIAL COMMUNICATIONS CORP.

                                 By  s/Bernard G. Dvorak
                                   ------------------------------
                                 Name: Bernard G. Dvorak
                                 Title: Pres. & CEO

           ASSIGNMENT AND ASSUMPTION OF SUBSCRIBER AGREEMENTS

     This Assignment and Assumption Agreement ("Agreement") is made this 6th day of July, 1998 between Centennial Communications Corp., a Delaware corporation ("Assignor"), and American Wireless Network, Inc., a Colorado corporation, a subsidiary of ComTec International, Inc., a publicly traded New Mexico corporation ("Assignee").

                                RECITALS

A. Assignee and Assignor are parties to that Asset Purchase Agreement dated as of the 4th day of December 1997 (the "Purchase Agreement"; capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement).

B. Assignor is a party to certain subscriber agreements relating to the Stations (the "Subscriber Agreements").

C. Pursuant to the terms of the Purchase Agreement, Assignor wishes to assign the Subscriber Agreements to Assignee, and Assignee wishes to assume certain obligations and liabilities under the Subscriber
Agreements, all on the terms set forth herein.

                                AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1. Assignment of Subscriber Agreements. Subject to the terms and conditions hereof, Assignor hereby assigns, transfers, grants, bargains, delivers and conveys to Assignee all of Assignor's right, title and interest in and to the Subscriber Agreements described on Exhibit A attached hereto and incorporated herein by this reference, free from any encumbrance whatsoever.

2. Assumption of Liability. Assignee hereby accepts the assignment of the Subscriber Agreements and assumes the liabilities and each and every obligation of Assignor with respect thereto accruing from and after the date hereof. Assignor shall remain responsible and liable to perform each and every obligation and liability under the Subscriber Agreements accruing prior to the date hereof.

3. Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

4. Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

5. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all parties notwithstanding that all the parties are not signatories to the same counterpart.

6. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly within Colorado, without regard to choice or conflict of laws rules.

7. Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

8. Third-Party Beneficiary. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                                 CENTENNIAL COMMUNICATIONS CORP.


                                 By:  s/Bernard G. Dvorak
                                    -----------------------------
                                 Name: Bernard G. Dvorak
                                 Title:  Pres. & CEO

                                 AMERICAN WIRELESS NETWORK, INC.


                                 By:  s/James J. Krejca
                                    -----------------------------
                                 Name:   James J. Krejca
                                 Title:  Pres/CEO

                 ASSIGNMENT AND ASSUMPTION OF STATIONS

     This Assignment and Assumption Agreement ("Agreement") is made this 6th day of July, 1998 between SMR Direct USA, Inc., a Delaware corporation ("Assignor"), and American Wireless Network, a Colorado corporation, a subsidiary of ComTec International, Inc., a publicly traded New Mexico corporation ("Assignee").

                               RECITALS

A. Assignee and Assignor are parties to that Asset Purchase Agreement dated as of the 4th day of December 1997 (the "Purchase Agreement"; capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement).

B. Assignor is a party to certain 900 MHz Metropolitan Area ("MTA") licenses with the FCC (the "Stations").

C. Pursuant to the terms of the Purchase Agreement, Assignor wishes to assign the Stations to Assignee, and Assignee wishes to assume certain obligations and liabilities under the Stations, on the terms set forth under the Station licenses, the Purchase Agreement and herein.

                               AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1. Assignment of Site Licenses. Subject to the terms and conditions hereof, Assignor hereby assigns, transfers, grants, bargains, delivers and conveys to Assignee all of Assignor's right, title and interest in and to the Stations described on Exhibit A attached hereto and incorporated herein by this reference, free from any encumbrance whatsoever.

2. Assumption of Liability. Assignee hereby accepts the assignment of the Stations and assumes the liabilities and each and every obligation of Assignor with respect thereto accruing from and after the date hereof

3. Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

4. Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

5. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all parties notwithstanding that all the parties are not signatories to the same counterpart.

6. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly within Colorado, without regard to choice or conflict of laws rules.

7. Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

8. Third-Party Beneficiary. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                                 CENTENNIAL COMMUNICATIONS CORP.


                                 By:   s/Bernard G. Dvorak
                                    -----------------------------
                                 Name:   Bernard G. Dvorak
                                 Title:  Pres. & CEO


                                 AMERICAN WIRELESS NETWORK, INC.


                                 By:  s/James J. Krejca
                                    -----------------------------
                                 Name:  James J. Krejca
                                 Title:  Pres/CEO

               ASSIGNMENT AND ASSUMPTION OF SITE LICENSES

     This Assignment and Assumption Agreement ("Agreement") is made this 4th day of December, 1997 between Centennial Communications Corp., a Delaware corporation ("Assignor"), and American Wireless Network, Inc., a Colorado corporation , a subsidiary of ComTec International, Inc., a publicly traded New Mexico corporation ("Assignee").

                               RECITALS

A. Assignee and Assignor are parties to that Asset Purchase Agreement dated as of the 4th day of December 1997 (the "Purchase Agreement"; capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement).

B. Assignor is a party to certain leases and/or licenses for antenna sites used by Assignor in connection with its operation of the Stations (the "Site Licenses").

C. Pursuant to the terms of the Purchase Agreement, Assignor wishes to assign the Site Licenses to Assignee, and Assignee wishes to assume certain obligations and liabilities under the Site Licenses, on the terms set forth herein.

                              AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1. Assignment of Site Licenses. Subject to the terms and conditions hereof, Assignor hereby assigns, transfers, grants, bargains, delivers and conveys to Assignee all of Assignor's right, title and interest in and to the Site Licenses described on Exhibit A attached hereto and incorporated herein by this reference, free from any encumbrance whatsoever.

2. Assumption of Liability. Assignee hereby accepts the assignment of the Site Licenses and assumes the liabilities and each and every obligation of Assignor with respect thereto accruing from and after the date hereof. Assignor shall remain responsible and liable to perform each and every obligation and liability under the Site Licenses accruing prior to the date hereof.

3. Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

4. Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

5. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all parties notwithstanding that all the parties are not signatories to the same counterpart.

6. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly within Colorado, without regard to choice or conflict of laws rules.

7. Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

8. Third-Party Beneficiary. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                                 SMR DIRECT USA, INC.


                                 By:  s/Bernard G. Dvorak
                                    ---------------------------
                                 Name:  Bernard G. Dvorak
                                 Title:  Pres. & CEO

                                 AMERICAN WIRELESS NETWORK, INC.


                                 By:  s/James J. Krejca
                                    ---------------------------
                                 Name:  James J. Krejca
                                 Title:  Pres/CEO

                               EXHIBIT A
                               ---------

                             SCHEDULE 3.01

                            SITE LICENSES

     SITE LOCATION         MTA                   LESSOR/LICENSOR
     -------------         ---                   ---------------

     RUFFNER MOUNTAIN      BIRMINGHAM            SBA LEASING, INC.
     WMJJ RADIO            BIRMINGHAM            SBA LEASING, INC.
     OAK MOUNTAIN          BIRMINGHAM            SBA LEASING, INC.
     WlMZ                  KNOXVILLE             SBA LEASING, INC.
     CLARK TOWER           MEMPHIS               SBA LEASING, INC.
     CORDOVATOWER          MEMPHIS               SBA LEASING, INC.
     KNIGHT ROAD           NASHVILLE             SBA LEASING, INC.
     TRINITY               NASHVILLE             SBA LEASING, INC.
     SLIDELL               NEW ORLEANS           SBA LEASING, INC.
     PLAZA TOWER           NEW ORLEANS           SBA LEASING, INC.
     LA PLACE              NEW ORLEANS           PINNACLE TOWERS, INC.
     LIBERTY TOWER         OKLAHOMA CITY         SBA LEASING, INC.
     BANK IV               TULSA                 SBA LEASING, INC.